SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

February 15, 2015

Date of Report (Date of Earliest Event Reported)

FONU2 INC.

 (Exact name of registrant as specified in its charter)

Nevada	000-49652	65-0773383
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

331 East Commercial Blvd. Ft. Lauderdale, Florida	33334
(Address of principal executive offices)	(Zip Code)

(954) 938-4133

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 – Unregistered Sales of Equity Securities

On February 15, 2015, the Company issued 4,300,000 common shares to Dr. Yusuf Hameed upon his conversion of his three outstanding convertible notes.  These notes consist of an $90,000 convertible note with an 8% per annum interest rate dated 9/5/2014, a $50,000 convertible note with an 8% per annum interest rate dated 12/22/2014, and a $20,000 convertible note with an 8% per annum interest rate dated 12/31/2014.  These notes were settled at a conversion price of $0.04 per share, resulting in the issuance of 4,000,000 common shares.  An additional 300,000 shares were issued as a negotiated settlement for the interest due on the notes.

These shares are exempt under Section 4(a)(2) of the Securities Act.  Dr. Hameed is a sophisticated investor, has access to the type of information normally provided in a prospectus for a registered securities offering, and has agreed not to resell or distribute the securities to the public.

Dr. Hameed has agreed to a 12 month voluntary lockup provision on these shares.

Item 9.01 – Financial Statements and Exhibits

Exhibit 10.1 - $90,000 8% convertible note dated 9/5/2014

Exhibit 10.2 - $50,000 8% convertible note dated 12/22/2014

Exhibit 10.3 - $20,000 8% convertible note dated 12/31/2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

FONU2 Inc.

By:      /s/ Roger Miguel

Roger Miguel

Chief Executive Officer

Dated:  February 24, 2015

2